                                                                  Exhibit 99(d)
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 11-K


(Mark One)
[ X ]          ANNUAL REPORT PURSUANT TO SECTION 15(d)
               OF THE SECURITIES EXCHANGE ACT OF 1934 [Fee Required] For the Fiscal Year Ended December 31, 1993

                                      OR

               TRANSITION REPORT PURSUANT TO SECTION 15(d)
               OF THE SECURITIES EXCHANGE ACT OF 1934 (No Fee Required] For the transition period from _____ to _____


Commission File Number 1-768



                           TAX DEFERRED SAVINGS PLAN
                           (Full title of the Plan)



                               CATERPILLAR INC.
                    (Name of issuer of the securities held
                             pursuant to the Plan)



                 100 NE ADAMS STREET, PEORIA, ILLINOIS  61629
                   (Address of principal executive offices)


===============================================================================

                             REQUIRED INFORMATION

Item 1.

The audited statement of financial condition as of the end of the latest two fiscal years of the Plan is attached hereto as Exhibit A.


Item 2.

The audited statement of income and changes in plan equity for each of the latest three fiscal years of the Plan is attached hereto as Exhibit B.


Item 3.

The statements required by Items 1 and 2 have been prepared in accordance with the applicable provisions of Article 6A of Regulation S-X.


Item 4.

The Consent of Independent Accountants is attached hereto as Exhibit C.

                                                         [PRICE WATERHOUSE LOGO]







                           TAX DEFERRED SAVINGS PLAN
                           -------------------------

                             FINANCIAL STATEMENTS
                             --------------------

                        DECEMBER 31, 1993 ANNUAL REPORT
                        -------------------------------

                       [LETTERHEAD OF PRICE WATERHOUSE]




                       REPORT OF INDEPENDENT ACCOUNTANTS
                       ---------------------------------


February 11, 1994

To the Participants and
Plan Administrator of the
Tax Deferred Savings Plan
for Eligible Employees of
Caterpillar Inc.


In our opinion, the accompanying statements of net assets available for plan benefits of the Tax Deferred Savings Plan (for Eligible Employees of Caterpillar Inc.) and the related statements of changes in net assets available for plan benefits present fairly, in all material respects, the net assets available for plan benefits as of December 31, 1993 and 1992, and the changes in net assets available for plan benefits for the years ended December 31, 1993, 1992 and 1991 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

[Signature of Price Waterhouse]

                                                                       EXHIBIT A
                                                                       ---------

                           TAX DEFERRED SAVINGS PLAN
                           -------------------------
                  FOR ELIGIBLE EMPLOYEES OF CATERPILLAR INC.
                  -------------------------------------------

              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
              ---------------------------------------------------

                               DECEMBER 31, 1993
                               -----------------
                                  (in 000's)


                                                               Preferred Group of Mutual Funds
              Caterpillar Guaranteed           -----------------------------------------------------------------
                 Common   Investment  Stable    Short-
                  Stock    Contract  Principal   Term      Money                                  Asset    Fixed  Loan
                  Fund       Fund      Fund    Government Market  Value  International  Growth Allocation Income  Fund    Total
              ----------- ---------- --------- ---------- ------ ------- ------------- ------- ---------- ------ ------  -------
Investment in
 Caterpillar
 Inc. 401(K)
 Master Trust
 (Note 5)        $9,301     $21,896   $11,783    $2,884   $3,935 $16,625     $5,430    $17,148   $2,053   $1,494 $2,831  $95,380
                 ======     =======   =======    ======   ====== =======     ======    =======   ======   ====== ======  =======

                      (See notes to financial statements)

                           TAX DEFERRED SAVINGS PLAN
                           -------------------------
                  FOR ELIGIBLE EMPLOYEES OF CATERPILLAR INC.
                  ------------------------------------------

              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
              ---------------------------------------------------

                               DECEMBER 31, 1992
                              -----------------
                                  (in 000's)

                                                                 Preferred Group of Mutual Funds
                        Caterpillar Guaranteed -----------------------------------------------------------------
                           Common   Investment   Short-
                            Stock    Contract     Term     Money                                  Asset    Fixed  Loan
                            Fund       Fund    Government Market  Value  International  Growth Allocation Income  Fund    Total
                        ----------- ---------- ---------- ------ ------- ------------- ------- ---------- ------ ------  -------
Investment in
 Caterpillar Inc.
 401(K) Master Trust
 (Note 5)                  $6,333     $32,111    $2,736   $3,414 $14,077     $1,422    $10,922   $1,150    $339  $1,951  $74,455
                           ======     =======    ======   ====== =======     ======    =======   ======    ====  ======  =======

                      (See notes to financial statements)

                                                                       EXHIBIT B
                                                                       ---------

                           TAX DEFERRED SAVINGS PLAN
                           -------------------------
                  FOR ELIGIBLE EMPLOYEES OF CATERPILLAR INC.
                  ------------------------------------------

        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
        --------------------------------------------------------------
                     FOR THE YEAR ENDED DECEMBER 31, 1993
                     ------------------------------------
                                  (in 000's)


                                                                    Preferred Group of Mutual Funds
                  Caterpillar Guaranteed           -----------------------------------------------------------------
                     Common   Investment  Stable     Short-
                      Stock    Contract  Principal    Term     Money                                  Asset    Fixed  Loan
                      Fund       Fund      Fund    Government Market  Value  International  Growth Allocation Income  Fund   Total
                  ----------- ---------- --------- ---------- ------ ------- ------------- ------- ---------- ------ ------ -------
Contributions on
 behalf of partic-
 ipating employees  $   712    $          $ 4,313    $  365   $  539 $ 1,981     $  766    $ 3,265   $  524   $  303 $      $12,768
                    -------    --------   -------    ------   ------ -------     ------    -------   ------   ------ ------ -------
Plan interest in
 net investment
 gain of Master
 Trust (Note 5)       5,046       1,744       585       186      102   1,431      1,057      2,142      148       65         12,506
                    -------    --------   -------    ------   ------ -------     ------    -------   ------   ------ ------ -------
Withdrawals          (1,842)       (845)     (503)     (146)    (195)   (380)       (29)      (299)     (50)      (2)   (58) (4,349)
Net transfers
 between funds         (561)    (10,561)    7,213      (242)     145    (414)     2,243      1,133      265      779
                    -------    --------   -------    ------   ------ -------     ------    -------   ------   ------ ------ -------
     Withdrawals
      and trans-
      fers, net      (2,403)    (11,406)    6,710      (388)     (50)   (794)     2,214        834      215      777    (58) (4,349)
                    -------    --------   -------    ------   ------ -------     ------    -------   ------   ------ ------ -------
Loan repayments          77                   463        31       85     208         74        337       36       39 (1,350)
New loans              (464)       (553)     (288)      (46)    (155)   (278)      (103)      (352)     (20)     (29) 2,288
                    -------    --------   -------    ------   ------ -------     ------    -------   ------   ------ ------ -------
     Net loan
      activity         (387)       (553)      175       (15)     (70)    (70)       (29)       (15)      16       10    938
                    -------    --------   -------    ------   ------ -------     ------    -------   ------   ------ ------ -------
Increase (decrease)
 in net assets        2,968     (10,215)   11,783       148      521   2,548      4,008      6,226      903    1,155    880  20,925

Net assets:
  Beginning of
   year               6,333      32,111               2,736    3,414  14,077      1,422     10,922    1,150      339  1,951  74,455
                    -------    --------   -------    ------   ------ -------     ------    -------   ------   ------ ------ -------
  End of year       $ 9,301    $ 21,896   $11,783    $2,884   $3,935 $16,625     $5,430    $17,148   $2,053   $1,494 $2,831 $95,380
                    =======    ========   =======    ======   ====== =======     ======    =======   ======   ====== ====== =======


                      (See notes to financial statements)

                           TAX DEFERRED SAVINGS PLAN
                           -------------------------
                  FOR ELIGIBLE EMPLOYEES OF CATERPILLAR INC.
                  ------------------------------------------

        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
        --------------------------------------------------------------
                     FOR THE YEAR ENDED DECEMBER 31, 1992
                     ------------------------------------
                                  (in 000's)

                                                                 Preferred Group of Mutual Funds
                   Caterpillar         Guaranteed -----------------------------------------------------------------
                      Common           Investment   Short-
                       Stock   Equity   Contract     Term     Money                                  Asset    Fixed  Loan
                        Fund    Fund      Fund    Government Market  Value  International  Growth Allocation Income  Fund    Total
                   ----------- ------- ---------- ---------- ------ ------- ------------- ------- ---------- ------ ------  -------
Contributions on
 behalf of partici-
 pating employees     $  602   $ 1,647   $ 4,342    $   405  $  403 $   975     $  216    $ 1,355   $  201    $ 84  $       $10,230
                      ------  --------   -------     ------  ------ -------     ------    -------   ------    ----  ------  -------
Plan interest in net
 investment gain
 (loss) of Master
 Trust (Note 5)        1,294     1,084     2,332        191     162   1,247       (238)     1,582       90      16            7,760
                      ------  --------   -------     ------  ------ -------     ------    -------   ------    ----  ------  -------
Withdrawals             (344)     (532)   (1,588)      (196)   (206)   (195)       (17)       (61)     (26)    (10)    (42)  (3,217)
Net transfers between
 funds                  (361)  (22,961)    1,205       (206)   (539) 12,150      1,474      8,105      885     248
                      ------  --------   -------     ------  ------ -------     ------    -------   ------    ----  ------  -------
    Withdrawals and
     transfers, net     (705)  (23,493)     (383)      (402)   (745) 11,955      1,457      8,044      859     238     (42)  (3,217)
                      ------  --------   -------     ------  ------ -------     ------    -------   ------    ----  ------  -------
Loan repayments           32        88       239         24      27      61         16         93        7       2    (589)
New loans                (96)     (191)     (510)       (46)   (112)   (161)       (29)      (152)      (7)     (1)  1,305
                      ------  --------   -------     ------  ------ -------     ------    -------   ------    ----  ------  -------
    Net loan activity    (64)     (103)     (271)       (22)    (85)   (100)       (13)       (59)               1     716
                      ------  --------   -------     ------  ------ -------     ------    -------   ------    ----  ------  -------
Increase (decrease)
 in net assets         1,127   (20,865)    6,020        172    (265) 14,077      1,422     10,922    1,150     339     674   14,773

Net assets:
  Beginning of year    5,206    20,865    26,091      2,564   3,679                                                  1,277   59,682
                      ------  --------   -------     ------  ------ -------     ------    -------   ------    ----  ------  -------
  End of year         $6,333  $    -     $32,111     $2,736  $3,414 $14,077     $1,422    $10,922   $1,150    $339  $1,951  $74,455
                      ======  ========   =======     ======  ====== =======     ======    =======   ======    ====  ======  =======


                      (See notes to financial statements)

                           TAX DEFERRED SAVINGS PLAN
                  FOR ELIGIBLE EMPLOYEES OF CATERPILLAR INC.

        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                     FOR THE YEAR ENDED DECEMBER 31, 1991
                                  (in 000's)

                                                              Short-   Caterpillar          Government  Guaranteed
                                                              Term       Common                Fixed    Investment
                                                           Investment    Stock      Equity    Income     Contract    Loan
                                                              Fund       Fund        Fund      Fund        Fund      Fund    Total
                                                           ----------  -----------  ------  ----------  ----------  ------  -------
Contributions on behalf of participating employees           $  430       $  732    $ 3,857   $  354      $ 6,574   $       $11,947
                                                             ------       ------    -------   ------      -------   ------  -------
Plan interest in net investment gain (loss) of Master
 Trust (Note 5)                                                 138         (219)     4,221      243        2,087             6,470
                                                             ------       ------    -------   ------      -------   ------  -------
Withdrawals                                                    (115)        (223)      (463)    (178)      (1,000)           (1,979)
Net transfers between plans (Note 3)                            (27)         (23)      (142)     (19)        (196)             (407)
Net transfers between funds                                     853           94        (74)     462       (1,335)
                                                             ------       ------    -------   ------      -------   ------  -------
     Withdrawals and transfers, net                             711         (152)      (679)     265       (2,531)           (2,386)
                                                             ------       ------    -------   ------      -------   ------  -------
Loan repayments                                                  17           25        183        9          193     (427)
New loans                                                       (81)        (106)      (355)     (58)        (559)   1,159
                                                             ------       ------    -------   ------      -------   ------  -------
     Net loan activity                                          (64)         (81)      (172)     (49)        (366)     732
                                                             ------       ------    -------   ------      -------   ------  -------
Increase in net assets                                        1,215          280      7,227      813        5,764      732   16,031

Net assets:
  Beginning of year                                           2,464        4,926     13,638    1,751       20,327      545   43,651
                                                             ------       ------    -------   ------      -------   ------  -------
  End of year                                                $3,679       $5,206    $20,865   $2,564      $26,091   $1,277  $59,682
                                                             ======       ======    =======   ======      =======   ======  =======


                      (See notes to financial statements)

                           TAX DEFERRED SAVINGS PLAN
                  FOR ELIGIBLE EMPLOYEES OF CATERPILLAR INC.

                         NOTES TO FINANCIAL STATEMENTS


NOTE 1 - PLAN DESCRIPTION:

The following description of the Tax Deferred Savings Plan (Plan) provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

General

The Plan is a defined contribution plan established by the Company to enable eligible employees to defer a portion of their compensation until retirement.

Participation

Employees under collective bargaining agreements to which the Plan is extended meeting certain age, service and citizen or residency requirements are eligible to participate in the Plan. Participation commences upon an eligible employee's filing of an application with the Company.

At December 31, 1993, 6,626 employees are participating in the Plan. At December 31, 1992, 6,462 employees were participating in the Plan.

Participant accounts

Accounts are maintained separately for each participant. The participant's separate account is credited with the Company's contribution as defined below and an allocation of Plan earnings. Allocations of earnings are based on participant account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

Loan provisions

The Plan provides for participant loans against eligible participants' separate account balances. Eligible employees obtain participant loans by filing a loan application with the Company and receiving approval thereof. Loan amounts are generally limited to the lesser of $50,000 or 50% of the individual participant's account balance. Loan repayment terms may range from 6 to 117 months depending on the type of loan and bear interest at the prime interest rate plus 1%. Repayments, including interest, are made through payroll deductions and are credited to the individual participant's account balance.

Contributions

The employer contributes the amount of compensation deferral, as elected by the participating employee, to the Plan. During 1993, the reduction in compensation was limited to (a) the greater of $4,500 or 4% of the employee's compensation (limited by the Internal Revenue Code to $8,994 in 1993) for participants earning in excess of $60,530 or (b) $8,994 for participants earning less than $60,530.

Investment programs

Employees may elect to have contributions on their behalf invested in any combination of the funds shown on the accompanying statements of changes in net assets available for plan benefits.

Vesting, distribution and plan termination

Participants are fully vested in contributions made on their behalf. Upon termination of employment for any reason, including death, retirement or because of total and permanent disability, or upon Plan termination, the balances in a participant's account are distributable.

Administration

The Plan is administered by the Vice President - Human Services Division of Caterpillar Inc. The Plan Administrator has entered into trust agreements with The Northern Trust Company to receive contributions, administer the assets of the trust and distribute withdrawals pursuant to the Plan. The Benefits Funds Committee of Caterpillar Inc. is responsible for financial aspects of the Plan.

Federal income tax status

The Plan is a qualified plan under the Internal Revenue Code and has received a favorable determination letter.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Investments

The Guaranteed Investment Contracts are stated at contract value, which approximates market, on December 31, 1993 and 1992, respectively. Other investments are stated at quoted market prices, or unit values based on quoted market values, at the close of business on December 31, 1993 and 1992, respectively. Income from investments is recorded as earned.

The statement of changes in net assets available for plan benefits for the year ended December 31, 1992 combines activity of the Government Fixed Income Fund prior to July 1, 1992 and activity of the Preferred Short-Term Government Fund after July 1, 1992. Likewise, activity of the Short-Term Investment Fund before July 1, 1992 and activity of the Preferred Money Market Fund after July 1, 1992 are combined. The investment objectives of the funds combined are consistent.

Administrative expenses

Trustee fees and certain investment and administrative costs are paid by Caterpillar Inc. (Company).

NOTE 3 - TRANSFERS BETWEEN PLANS:

In April 1991, transfers of assets occurred between the Caterpillar Inc. Employees' Investment Plan Part II and the Tax Deferred Savings Plan (for Eligible Employees of Caterpillar Inc.). The transfers reflect the cumulative differences in net assets arising from changes in employee eligibility and transfers of participating employees between the various companies sponsoring the plans. Transfers between the plans are reported net on the statement of changes in net assets available for plan benefits.

NOTE 4 - UNIT VALUES:

The Plan assigns units to participants directing investments to any of the Preferred Group of Mutual Funds, the Caterpillar Common Stock Fund and the Stable Principal Fund. The unit values assigned by the Plan reflect the current values of the individual funds. Total units held (in thousands) by the Plan and their respective unit values at each month end are shown on the accompanying schedule on page 11.

NOTE 5 - MASTER TRUST:

Under a Master Trust agreement with The Northern Trust Company, Caterpillar Inc.'s Employees' Investment Plan Part II, Solar Turbines Incorporated's Savings and Investment Plan and the Tax Deferred Savings Plan (for Eligible Employees of Caterpillar Inc.) pool their investments in the Caterpillar Inc. 401(K) Master Trust in exchange for a percentage of participation in the Trust.

Effective July 1992, the Master Trust began investing in the Preferred Group of Mutual Funds which are sponsored by Caterpillar Investment Management Ltd.
(CIML), a wholly-owned subsidiary of the Company. The Preferred Group of Mutual Funds comprise the following:

                     Preferred Short-Term Government Fund
                     Preferred Money Market Fund
                     Preferred Value Fund
                     Preferred International Fund
                     Preferred Growth Fund
                     Preferred Asset Allocation Fund
                     Preferred Fixed Income Fund

CIML manages the Preferred Short-Term Government Fund. All other funds are managed by unrelated investment managers. Caterpillar Securities, Inc. a wholly-owned subsidiary of CIML, distributes the shares of the mutual funds to the Master Trust.

The percentage of the Plan's participation in the Master Trust was determined based on the December 31, 1993 and 1992 market values of net assets, as accumulated by the Trustee for the investment funds of each plan. At December 31, 1993 and 1992, the Plan's pro rata interest in the quoted market values of net assets of each of the funds of the Master Trust was as follows:

                                                        December 31,
                                                       --------------
                                                        1993     1992
                                                       -----    -----
        Caterpillar Inc. Common Stock Fund             11.15%   23.85%
        Guaranteed Investment Contract Fund            25.80%   27.63%
        Stable Principal Fund                          28.93%
        Preferred Short-Term Government Fund           21.54%   27.51%
        Preferred Money Market Fund                    19.94%   21.93%
        Preferred Value Fund                           19.30%   18.61%
        Preferred International Fund                   13.53%   14.65%
        Preferred Growth Fund                          18.00%   17.20%
        Preferred Asset Allocation Fund                12.94%   14.71%
        Preferred Fixed Income Fund                    14.39%   12.75%
        Loan Fund                                      23.85%   22.89%

The net investment gain or loss of the Master Trust is reflected in the financial statements of the Plan based on the actual earnings of each investment fund. Refer to pages 12 and 13 for an analyses of the net assets and changes in net assets of the investments of the Master Trust as of December 31, 1993.

Effective September 1, 1993, the Employees' Investment Plan was amended to allow retirees or those participants eligible to retire to transfer funds from Part I of the Employees' Investment Plan to investment funds within the Master Trust.

                CATERPILLAR INC. - TAX DEFERRED SAVINGS PLAN
                --------------------------------------------
                             NOTE 4 - UNIT VALUES
                             --------------------
                               DECEMBER 31, 1993
                               -----------------
                               (units in 000's)
                               ----------------

                              January  February  March  April    May   June   July  August  September  October  November  December
                              -------  --------  -----  -----    ---   ----   ----  ------  ---------  -------  --------  --------
CATERPILLAR COMMON
STOCK FUND:
    Units                         630      630     621    588    575    570    567    556         571      549       565      578
    Unit value                  10.43    10.76   10.96  12.73  13.15  13.72  14.07  15.00       14.44    16.58     15.51    16.15

STABLE PRINCIPAL FUND:
    Units                         875      906     958  1,003  1,030  1,078  1,115  1,139       1,166    1,183     1,180    2,230
    Unit value                  10.00    10.00   10.00  10.00  10.00  10.00  10.00  10.00       10.00    10.00     10.00    10.00

PREFERRED GROUP OF
MUTUAL FUNDS:-

    Money Market:
      Units                     3,421    3,311   3,421  3,483  3,722  3,830  4,034  3,809       3,860    3,775     3,781    4,075
      Unit value                 1.00     1.00    1.00   1.00   1.00   1.00   1.00   1.00        1.00     1.00      1.00     1.00

    Short-Term
      Government:
      Units                       271      257     262    265    279    280    279    283         283      284       283      292
      Unit value                 9.99    10.05   10.04  10.09  10.04  10.08  10.07  10.13       10.13    10.13     10.08    10.06

    Value:
       Units                    1,311    1,322   1,337  1,351  1,361  1,374  1,385  1,380       1,388     1,393    1,396    1,374
       Unit value               10.96    10.94   11.39  11.14  11.47  11.52  11.36  11.96       11.80     11.83    11.83    11.56

    Growth:
       Units                    1,019    1,054   1,080  1,105  1,085  1,106  1,125  1,115       1,139     1,178    1,218     1,322
       Unit value               12.03    11.47   11.98  11.55  12.34  12.42  12.35  13.09       13.46     13.61    13.19     13.82

    International:
       Units                      182      194     217    252    263    260    283    341         330      351       370      503
       Unit value                8.52     8.68    9.24   9.61   9.71   9.59   9.91  10.52       10.24    10.74     10.73    11.75


    Asset Allocation:
       Units                      108      115     124    129    143    152    158    162         162      167       172      213
       Unit value               10.58    10.74   10.88  10.63  10.81  10.90  10.89  11.23       11.12    11.32     11.15    11.02


    Fixed Income:
       Units                       45       50      57     60     73     75     77     98          94       97       111      172
       Unit value               10.27    10.44   10.44  10.48  10.44  10.60  10.61  10.76       10.75    10.76     10.62    10.34

                 CATERPILLAR INC. - TAX DEFERRED SAVINGS PLAN
                 --------------------------------------------

                 NOTE 5 - MASTER TRUST - SUMMARY OF NET ASSETS
                 ---------------------------------------------

                               DECEMBER 31, 1993
                               -----------------
                                  (in 000's)


                                               Caterpillar    Guaranteed
                                                  Common      Investment     Stable
                                                  Stock        Contract     Principal
                                                   Fund          Fund         Fund
                                               -----------    ----------    ---------
Investments, stated principally at
 quoted market values or unit values
 based on quoted market values:
  Caterpillar Inc. common stock,
   5,162 units                                   $79,404        $            $
  Preferred Short-Term Government
   Securities, 1,331 units
  Provident National Assurance Com-
   pany Investment Contract, 6.92%,
   matures December 31, 1994                                     31,180
  Prudential Asset Management Company
   Investment Contract, 8.68%, matures
   January 2, 1994                                               53,688
  Stable Principal Fund, 4,073 units                                          36,820
  Preferred Value Fund, 7,451 units                                             --
  Preferred International Fund, 3,417
   units
  Preferred Growth Fund, 6,893 units
  Preferred Asset Allocation Fund,
   1,440 units
  Preferred Fixed Income Fund, 1,004
   units
  Invested cash                                    3,975                       3,914
  Participant loans                              -------        -------      -------

     Total investments                           $83,379        $84,868      $40,734
                                                 =======        =======      =======

                                                                   Preferred Group of Mutual Funds
                                      -------------------------------------------------------------------------------------------

                                         Short-
                                         Term     Money                                      Asset       Fixed    Loan
                                      Government  Market   Value   International   Growth  Allocation   Income    Fund     Total
                                      ----------  ------  -------  -------------  -------  ----------  -------  -------  --------
Investments, stated principally at
 quoted market values or unit values
 based on quoted market values:
  Caterpillar Inc. common stock,
   5,162 units                           $        $       $           $           $          $         $        $        $ 79,404
  Preferred Short-Term Government
   Securities, 1,331 units                13,247                                                                           13,247
  Provident National Assurance Com-
   pany Investment Contract, 6.92%,
   matures December 31, 1994                                                                                               31,180
  Prudential Asset Management Company
   Investment Contract, 8.68%, matures
   January 2, 1994                                                                                                         53,688
  Stable Principal Fund, 4,073 units                                                                                       36,820
  Preferred Value Fund, 7,451 units                         85,180                                                         85,180
  Preferred International Fund, 3,417
   units                                                               39,601                                              39,601
  Preferred Growth Fund, 6,893 units                                               93,662                                  93,662
  Preferred Asset Allocation Fund,
   1,440 units                                                                                15,572                       15,572
  Preferred Fixed Income Fund, 1,004
   units                                                                                                10,188             10,188
  Invested cash                              138   19,727     954        548       1,603        292        195       8     31,354
  Participant loans                                                                                              11,862    11,862
                                         -------  -------  -------    -------     -------    -------   -------  -------  --------
     Total investments                   $13,385  $19,727  $86,134    $40,149     $95,265    $15,864   $10,383  $11,870  $501,758
                                         =======  =======  =======    =======     =======    =======   =======  =======  ========

                 CATERPILLAR INC. - TAX DEFERRED SAVINGS PLAN

           NOTE 5 - MASTER TRUST - SUMMARY OF CHANGES IN NET ASSETS
                     FOR THE YEAR ENDED DECEMBER 31, 1993
                                  (in 000's)


                                               Caterpillar    Guaranteed
                                                  Common      Investment     Stable
                                                  Stock        Contract     Principal
                                                   Fund          Fund         Fund
                                               -----------    ----------    ---------
Investment income                                $ 17,551      $  6,511      $ 1,946
Change in unrealized appreciation
 of investments                                       576                        (75)
                                                 --------      --------      -------
     Net investment gain                           18,127         6,511        1,871
                                                 --------      --------      -------
Contributions from all plans                        3,358           662       11,285
                                                 --------      --------      -------
Withdrawals from all plans                         (2,670)       (4,102)      (1,988)
                                                 --------      --------      -------
Transfers from EIP I (Note 5)                      74,749
                                                 --------      --------      -------
Net transfers for all plans                       (35,251)      (32,739)      28,973
                                                 --------      --------      -------
Loan repayments                                       330                      1,418
New loans                                          (1,814)       (1,664)        (825)
                                                 --------      --------      -------
     Net loan activity                             (1,484)       (1,664)         593
                                                 --------      --------      -------
Increase (decrease) in assets for
 the year                                          56,829       (31,332)      40,734

Net assets:
  Beginning of year                                26,550       116,200
                                                 --------      --------      -------
  End of year                                    $ 83,379      $ 84,868      $40,734
                                                 ========      ========      =======

                                                                   Preferred Group of Mutual Funds
                                      -------------------------------------------------------------------------------------------

                                         Short-
                                         Term     Money                                       Asset       Fixed    Loan
                                      Government  Market    Value   International   Growth  Allocation   Income    Fund     Total
                                      ----------  -------  -------  -------------  -------  ----------  -------  -------  --------
Investment income                      $   633    $   456  $ 3,696     $   588     $ 2,231    $   744   $   623  $        $ 34,979
Change in unrealized appreciation
 of investments                            108               3,761       6,946       9,587        290      (190)            21,003
                                       -------    -------  -------     -------     -------    -------   -------  -------  --------
     Net investment gain                   741        456    7,457       7,534      11,818      1,034       433             55,982
                                       -------    -------  -------     -------     -------    -------   -------  -------  --------
Contributions from all plans             1,390      1,932    8,485       3,642      14,192      2,510     1,413             48,869
                                       -------    -------  -------     -------     -------    -------   -------  -------  --------
Withdrawals from all plans                (429)      (791)  (2,345)       (311)     (1,559)      (403)      (73)    (174)  (14,845)
                                       -------    -------  -------     -------     -------    -------   -------  -------  --------
Transfers from EIP I (Note 5)                         898                                                                   75,647
                                       -------    -------  -------     -------     -------    -------   -------  -------  --------
Net transfers for all plans              1,802      1,877   (2,712)     19,668       7,525      4,873     5,984
                                       -------    -------  -------     -------     -------    -------   -------  -------  --------
Loan repayments                            121        254      950         375       1,552        191       122   (5,313)
New loans                                 (184)      (467)  (1,342)       (468)     (1,757)      (160)     (154)   8,835
                                       -------    -------  -------     -------     -------    -------   -------  -------  --------
     Net loan activity                     (63)      (213)    (392)        (93)       (205)        31       (32)   3,522
                                       -------    -------  -------     -------     -------    -------   -------  -------  --------
Increase (decrease) in assets for
 the year                                3,441      4,159   10,493      30,440      31,771      8,045     7,725    3,348   165,653

Net assets:
  Beginning of year                      9,944     15,568   75,641       9,709      63,494      7,819     2,658    8,522   336,105
                                       -------    -------  -------     -------     -------    -------   -------  -------  --------
  End of year                          $13,385    $19,727  $86,134     $40,149     $95,265    $15,864   $10,383  $11,870  $501,758
                                       =======    =======  =======     =======     =======    =======   =======  =======  ========

                                                                       EXHIBIT C
                                                                       ---------


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 2-90123, as amended) of Caterpillar Inc. of our report dated January 21, 1994 related to the financial statements of Caterpillar Inc., appearing on page A-3 of the Appendix to the Company's 1994 Annual Meeting Proxy Statement which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules listed in Item 14(a) of such Annual Report on Form 10-K.

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Forms S-8 (No. 33-14116 and No. 33-40598) of Caterpillar Inc. of our report dated January 21, 1994 related to the financial statements of Caterpillar Inc., appearing on page A-3 of the Appendix to the Company's 1994 Annual Meeting Proxy Statement which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules listed in Item 14(a) of such Annual Report on Form 10-K.

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Forms S-8 (No. 33-3718, as amended, and No. 33-39280) of Caterpillar Inc. of our report dated January 21, 1994 related to the financial statements of Caterpillar Inc., appearing on page A-3 of the Appendix to the Company's 1994 Annual Meeting Proxy Statement which is incorporated in this Annual Report on Form 10-K and of our report dated February 11, 1994 related to the financial statements of the Employees' Investment Plan, appearing on page 1 of the Form 11-K Annual Report, which is included in this Annual Report on Form 10-K as Exhibit 99(a). We also consent to the incorporation by reference of our report on the Financial Statement Schedules listed in Item 14(a) of this Form 10-K.

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Forms S-8 (No. 2-97450, as amended, and No. 33-37353) of Caterpillar Inc. of our report dated January 21, 1994 related to the financial statements of Caterpillar Inc., appearing on page A-3 of the Appendix to the Company's 1994 Annual Meeting Proxy Statement which is incorporated in this Annual Report on Form 10-K and of our report dated February 11, 1994 related to the financial statements of the Savings and Investment Plan, appearing on page 1 of the Form 11-K Annual Report, which is included in this Annual Report on Form 10-K as Exhibit 99(c). We also consent to the incorporation by reference of our report on the Financial Statement Schedules listed in Item 14(a) of this Form 10-K.


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 33-8003) of Caterpillar Inc. of our report dated January 21, 1994 related to the financial statements of Caterpillar Inc., appearing on page A-3 of the Appendix to the Company's 1994 Annual Meeting Proxy Statement which is incorporated in this Annual Report on Form 10-K and of our report dated February 11, 1994 related to the financial statements of the Tax Deferred Savings Plan, appearing on page 1 of the Form 11-K Annual Report, which is included in this Annual Report on Form 10-K as Exhibit 99(d). We also consent to the incorporation by reference of our report on the Financial Statement Schedules listed in Item 14(a) of this Form 10-K.


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-46194) of Caterpillar Inc. of our report dated January 21, 1994 related to the financial statements of Caterpillar Inc., appearing on page A-3 of the Appendix to the Company's 1994 Annual Meeting Proxy Statement which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules listed in Item 14(a) of this Form 10-K.


[SIGNATURE] (Price Waterhouse)

PRICE WATERHOUSE

Peoria, Illinois
February 11, 1994